Exhibit 99.1

Histogen Announces 1-for-20 Reverse Stock Split

SAN DIEGO, June 1, 2022 – Histogen Inc. (NASDAQ: HSTO), a clinical-stage therapeutics company focused on developing both restorative therapeutics and pan-caspase and caspase selective inhibitors focused on treatments for infectious and inflammatory diseases, today announced that its Board of Directors has approved a 1-for-20 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”).  The Reverse Stock Split will be effective at 4:01 p.m. Eastern Time on June 2, 2022. The Company’s common stock is expected to begin trading on The Nasdaq Capital Market on a split-adjusted basis on June 3, 2022.

On June 1, 2022, the Company’s Board of Directors approved the Reverse Stock Split at the ratio of 1-for-20 shares. Also on June 1, 2022, the Company’s stockholders approved the Reverse Stock Split at the annual meeting of stockholders held on June 1, 2022 at a ratio ranging from 1-for-5 up to a ratio of 1-for-20, such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors.

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of The Nasdaq Capital Market. In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 43358Y202 as of June 3, 2022. The Company’s common stock will continue to trade under the symbol “HSTO.”

As a result of the Reverse Stock Split, every 20 shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. The Reverse Stock Split will not modify any rights or preferences of the shares of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, and warrants, as well as to the number of shares issued and issuable under the Company’s equity incentive plans. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of common stock or the par value of the common stock nor will it change the authorized shares of Preferred Stock or the relative voting power of such holders of our outstanding common stock and Preferred Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price per share of the common stock (as adjusted for the reverse stock split) on the Nasdaq Capital Market on the trading day immediately preceding the effective time of the reverse stock split.

American Stock Transfer & Trust Company, LLC has been appointed by the Company to act as its exchange agent for the reverse stock split. Stockholders owning pre-split shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take further action in connection with the Reverse Stock Split, subject to brokers’ particular processes. Similarly, registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are also not required to take further action in connection with the Reverse Stock Split. Holders of certificated shares will be contacted by the Company or its exchange agent with further details about how to surrender old certificates.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2022, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at www.histogen.com.

About Histogen Inc.

Histogen Inc. is a clinical-stage therapeutics company focused on developing both potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function as well as a pipeline of clinical and preclinical small molecule pan-caspase and caspase selective inhibitors focused on treatments for infectious and inflammatory diseases. Under our biologics technology platform, our product candidates in development are HST-003, a treatment for joint cartilage repair, and HST-004, a treatment for spinal disc repair. In addition, within our small molecule pipeline, our product candidates include emricasan, CTS-2090 and CTS-2096. Currently, emricasan is being developed jointly with our collaboration partner, Amerimmune, for the treatment of COVID-19, and we are evaluating the use of emricasan for other infectious diseases including the treatment of MRSA. We also have preclinical product candidates, CTS-2090 and CTS-2096, novel, potent, orally bioavailable, and highly selective small molecule inhibitors of caspase-1 designed for the treatment of certain inflammatory diseases. For more information, please visit www.histogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we reference the potential for the Company to regain Nasdaq compliance. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Histogen that could differ materially from those described in or implied by the statements in this press release, including: our ability to regain compliance with Nasdaq’s continued listing requirements; and market conditions. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in our filings with the Securities and Exchange Commission. Except as otherwise required by law, Histogen disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

CONTACT:

Susan A. Knudson

Executive Vice President & CFO

Histogen Inc.

ir@histogen.com